                                                                  Exhibit 10.4.1

                             FIRST AMENDMENT TO THE
                              RYKOFF-SEXTON, INC.
                        1993 DIRECTOR STOCK OPTION PLAN


     THIS AMENDMENT is made effective as of October 1, 1994, by RYKOFF-SEXTON, INC., a Delaware corporation (the "Company"), with respect to the Rykoff-Sexton, Inc. 1993 Director Stock Option Plan (the "Plan").

                                   RECITALS:
                                   --------

     WHEREAS, by an instrument in writing effective as of the date of the Company's 1993 Annual Meeting and entitled "Rykoff-Sexton, Inc. 1993 Director Stock Option Plan", the Company did create and establish the Plan for the benefit of the members of its Board of Directors (the "Board");

     WHEREAS, Section 8 of the Plan provides for the amendment thereof by the Board in the manner and upon the terms and conditions therein recited;

     WHEREAS, the Board has been advised by counsel that it would be advisable to amend the Plan to facilitate compliance with an amendment to Rule 16b-3 that was adopted by the Securities and Exchange Commission in Exchange Release Number 28869; and

     WHEREAS, the Board has also been advised by counsel that such amendment may be adopted without shareholder approval;

     NOW, THEREFORE, in accordance with the provisions of the Plan and as provided for thereby, the Plan is hereby amended in the following manner:

     1.   Effective October 1, 1994, Section 8 is hereby revoked and a new
Section 8 is hereby adopted in lieu thereof, reading as follows:

          8. Amendment or Discontinuance. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that:

               (a) no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation;

               (b) no amendment shall materially and adversely affect any right of any participant with respect to any Option theretofore granted, without such participant's written consent; and

               (c) the following Plan provisions shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder:

                    (i) those designating the categories of individuals eligible to participate;

                    (ii) those stating the amount and price of securities to be awarded; and

                    (iii) those specifying the timing of awards.

     2. Save as herein expressly amended, all of the terms and covenants of, and Options awarded under the Plan shall remain in full force and effect.

     The Secretary of the Company hereby certifies that this Amendment was duly adopted by the Board on the ______ day of __________, 1994.



                                     By /s/ Neil I. Sell
                                        -----------------------------------
                                        Neil I. Sell, Secretary





                                       2